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                                                                    EXHIBIT 1.1

                           DORAL FINANCIAL CORPORATION

                   8.5% SENIOR MEDIUM-TERM NOTES, SERIES A DUE

                                 Terms Agreement


                                                                    July 1, 1999
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center
North Tower
New York, New York 10048

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167



Ladies and Gentlemen:

         Doral Financial Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated May 14, 1999 (the "Distribution Agreement"), among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. (the "Agents"), to issue and sell to the Agents, the securities specified in Schedule I hereto (the "Purchased Medium-Term Notes").

         Each of the provisions of the Distribution Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein but not so defined shall have the meanings ascribed thereto in the Distribution Agreement. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Medium-Term Notes from the Company, solely by virtue of its execution of this Terms Agreement.

         Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Medium-Term Notes.
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         Subject to the terms and conditions set forth herein and in the
Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents and the Agents severally agree to purchase from the Company, the Purchased Medium-Term Notes set forth opposite their respective names below, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.


                                                                                                Principal Amount
             Agent                                                                       of Purchased Medium Term Notes
             -----                                                                       ------------------------------
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated..............................................                130,000,000

Bear, Stearns & Co. Inc.........................................................                 70,000,000
                                                                                               ------------

         Total                                                                                 $200,000,000
                                                                                               ============


         This Agreement may be executed by any one or more of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.






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         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                          Very truly yours,

                                          DORAL FINANCIAL CORPORATION

                                          By: /s/ Mario S. Levis
                                             ---------------------------------
                                             Name:  Mario S. Levis
                                             Title: Executive Vice President and
                                                    Treasurer


Accepted in New York, New York, as of the date hereof:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED


By: /s/ Scott Primrose
   -----------------------------------
Name:  Scott Primrose
Title:

BEAR, STEARNS & CO. INC.


By: /s/ Timothy A. O'Neill
   -----------------------------------
Name:  Timothy A. O'Neill
Title: Managing Director





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                                   Schedule I

         Terms of the Purchased Medium Notes:

         Principal Amount:  $200,000,000
                  (or principal amount of foreign or composite currency)

                  Choose One:
                  [X] Medium-Term Senior Note
                  [ ] Medium-Term Subordinated Note

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate: 8.5%
                  If Floating Rate Note,
                           Interest Rate Basis(es):
                              If LIBOR,
                                    ( ) LIBOR Reuters Page:
                                    ( ) LIBOR Telerate Page:
                                    Designated LIBOR Currency:
                              If CMT Rate,
                                    Designated CMT Telerate Page:
                                      If Telerate Page 7052:
                                            ( ) Weekly Average
                                            ( ) Monthly Average
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Day Count Convention:
                           Calculation Agent:

         Redemption Provisions: N/A
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         Repayment Provisions: N/A
                  Optional Repayment Date(s):





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         Interest Payment Dates: January 8 and July 8, commencing January 8,
         2000
         Record Dates: December 24 and June 23
         Original Issue Date: July 8, 1999
         Stated Maturity Date: July 8, 2004
         Specified Currency: N/A
         Exchange Rate Agent: N/A
         Authorized Denomination: $1,000 and integral multiples thereof
         Agents' Commissions: .5%
         Purchase Price: 99.5%, plus accrued interest, if any, from July 8,1999 Price to Public: 100%, plus accrued interest, if any, from July 8, 1999 Settlement Date and Time: July 8, 1999, in accordance with the procedures of The Depository Trust Company for the settlement of medium-term notes.
         Additional/Other Terms: N/A

Documents to be Delivered:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.

         Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

         Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.





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